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                            WARBURG, PINCUS TRUST II

                            Certificate of Amendment

        The undersigned, being the Secretary of Warburg, Pincus Trust II, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated December 16, 1996, as amended to date (as so amended, the "Declaration"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on December 21, 2000, the Declaration is hereby amended as follows:

1. The first sentence of Section 1.1 of the Declaration is hereby amended to read in its entirety as follows:

        The name of the Trust shall be "Credit Suisse Warburg Pincus Trust II" effective as of May 1, 2001, and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Agreement and Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the holders of the Shares of Beneficial Interest of the Trust, of any Series.

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        IN WITNESS WHEREOF, the undersigned has set his/her hand and seal this
3rd day of April, 2001



                                                   /s/ Hal Liebes
                                                   -----------------------------
                                                   Secretary


                                 ACKNOWLEDGMENT


STATE OF NEW YORK                   )
                                    ) ss.
COUNTY OF NEW YORK                  )

                                                                   April 3, 2001

        Then personally appeared the above-named Hal Liebes and acknowledged the foregoing instrument to be his/her free act and deed.


        Before me,

                                                   /s/ Stuart J. Cohen
                                                   -----------------------------
                                                   Notary Public

My commission expires:____
Stuart J. Cohen
Notary Public, State of New York
Qualified in New York County
Commission Expires August 25,2001